EXHIBIT 21.1


                           Subsidiaries of the Company

         Name of Subsidiary                       State of Incorporation
         ------------------                       ----------------------

         Disc Graphics Label Group, Inc.          Delaware

         Four Seasons Litho, Inc.                 New York

         Cosmetic Sampling Technologies, Inc.     Delaware